UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 W Columbia Way, Floor 8, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreement.
As previously disclosed, on September 4, 2024, a putative securities class action lawsuit (the “Securities Litigation”) was filed in the United States District Court for the Western District of Washington (the “Washington District Court”) against ZoomInfo Technologies Inc. (the “Company” and, together with its subsidiaries, “ZoomInfo”) and certain of its current and former officers and affiliates (the “Defendants”). The Securities Litigation was brought on behalf of individuals who purchased Company common stock between November 10, 2020, and August 5, 2024. The complaint alleged that the Defendants made false and/or misleading statements related to the Company’s business, operations, and prospects, including the effects of the COVID-19 pandemic on the Company’s performance, in violation of the Securities Exchange Act of 1934.
On October 16, 2026, the parties executed a memorandum of understanding setting forth the terms of a proposed settlement (the “Proposed Settlement”) of the Securities Litigation. Among other things, the Proposed Settlement provides for a payment by ZoomInfo to the putative class in the amount of $44 million, a portion of which is expected to be covered by remaining insurance funds, in exchange for the dismissal of the Securities Litigation and a release of claims against the Defendants.
The Proposed Settlement is subject to preliminary and final approval by the Washington District Court and certain other conditions. The Proposed Settlement is not an admission of fault or wrongdoing by ZoomInfo or any other Defendant. Rather, the Company believes that resolving the Securities Litigation at this time is in the best interests of the Company and its stockholders given the costs, uncertainty, and distraction of continued litigation.
While the Proposed Settlement, if approved, would resolve the Securities Litigation, it would not resolve or otherwise impact (i) the previously disclosed, related shareholder derivative lawsuits filed against certain of the Company’s current and former directors and officers pending in the Washington District Court and the Delaware Court of Chancery; (ii) a related, direct (i.e., non-class) action filed in the Washington District Court by certain ZoomInfo investors who have indicated their intent to opt out of the Securities Litigation; or (iii) the previously disclosed, unrelated putative class action lawsuit filed against ZoomInfo and certain current officers on June 25, 2026, in the Washington District Court. Those matters remain ongoing, and the Company intends to continue to vigorously defend against these lawsuits.

Cautionary Statement Regarding Forward-Looking Information:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this Current Report on Form 8-K regarding: (i) the Proposed Settlement resolving the Securities Litigation; (ii) the ability to secure approval of the Proposed Settlement from the Washington District Court and to satisfy all conditions of the Proposed Settlement; (iii) the charges expected to be incurred to resolve these matters; (iv) the expected insurance recovery related to the Proposed Settlement; and (v) any other statements that are not historical facts, are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future results may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: (i) the failure to execute a definitive stipulation of settlement or to obtain court approval of the Proposed Settlement; (ii) the Proposed Settlement requiring more expense than expected; (iii) the Company’s ability to overcome any objections or appeals regarding the Proposed Settlement; and (iv) any increase in the settlement class size following completion of confirmatory discovery. All of these factors are difficult or impossible to predict accurately, and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Each forward-looking statement contained in this Current Report on Form 8-K speaks only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: October 19, 2026
By:     /s/ Ashley McGrane
Name:  Ashley McGrane
Title:    General Counsel and Corporate Secretary